Exhibit 10.9(a)

AMENDMENT NO.1
TO THE
RENAISSANCERE HOLDINGS LTD.
2010 PERFORMANCE-BASED
EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the RenaissanceRe Holdings Ltd. 2010 Performance-Based Equity Incentive Plan (the “Plan”) is made effective as of this 13th day of November 2014. Capitalized terms used in this Amendment but that are not otherwise defined herein shall have the meanings ascribed thereto in the Plan.
WHEREAS, RenaissanceRe Holdings Ltd. (the “Company”) maintains the Plan; and
WHEREAS, pursuant to Section 14(a) of the Plan, the Company’s board of directors (the “Board”) may, at any time and from time to time, amend the Plan; and
WHEREAS, the Board now desires to amend the Plan to provide that, unless otherwise determined by the Compensation and Corporate Governance Committee of the Board or specified in an Award Agreement, shares of Restricted Stock subject to Awards that that are no longer eligible to vest following the completion of a Performance Period as a result an applicable Performance Objective not being achieved will be forfeited immediately at the time it is determined that the Performance Objective is not achieved.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.Amendment to the Plan. Section 5(a) of the Plan is hereby amended by adding the following sentence to the end thereof:
“Except as otherwise determined by the Committee or set forth in an Award Agreement, shares of Restricted Stock subject to an Award that are no longer eligible to vest following the completion of a Performance Period as a result of a Performance Objective not being achieved shall be forfeited immediately at the time it is determined that the Performance Objective is not achieved.”
2.Ratification and Confirmation. Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.
3.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of Bermuda, without reference to the principles of conflicts of laws thereof.

Exhibit 10.9(a)

4.Headings. Section headings are for convenience only and shall not be considered a part of this Amendment.
RENAISSANCERE HOLDINGS LTD.

By: /s/ Stephen H. Weinstein
Stephen H. Weinstein
Senior Vice President, General Counsel and Corporate Secretary

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